UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2020

DENBURY INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12935	20-0467835
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5320 Legacy Drive
Plano,	Texas	75024	(972)	673-2000
(Address of principal executive offices)		(Zip code)	(Registrant’s telephone number, including area code)

Denbury Resources Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.001 per share	DEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note:

This current report on Form 8-K/A is being filed as an amendment (this “Amendment”) to the current report on Form 8-K filed by Denbury Inc. (“Denbury”) on September 18, 2020 (the “Original Report”), to correctly state the composition of the committees of the Denbury board of directors.

Except for the foregoing, this Amendment does not amend, modify or update the disclosures contained in the Original Report. The corrected portion of Item 5.02 solely concerns Denbury board committee membership and is shown below.

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors; Election of Directors

The committees of the Board and directors appointed to each committee are as follows:

•	Audit Committee: Mr. Abate (Chair), Mr. Peterson and Mr. Wiggs.

•	Compensation Committee: Mr. Chapman (Chair), Mr. Abate and Dr. Meyers.

•	Nominating/Corporate Governance Committee: Mr. Peterson (Chair), Ms. Angoorly and Mr. Chapman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denbury Inc. (Registrant)
Date: September 22, 2020	By:	/s/ James S. Matthews
James S. Matthews
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

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